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                                     EXHIBIT
                                      10.56


            Agreement, dated as of March 3, 1998, by and between RDB
              Capital Advisors, LLC, Richard D. Bailey, Stone Pine
                    Investment Banking, LLC and the Company.


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                                    AGREEMENT
                                 BY AND BETWEEN
                           RDB CAPITAL ADVISORS, LLC,
                     STONE PINE INVESTMENT BANKING, LLC AND
                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.

         THIS AGREEMENT ("Agreement") is entered into as of March ___, 1998 by RDB Capital Advisors, LLC on behalf of any persons or entities affiliated with RDB Capital Advisors, LLC (collectively, the "RDB Entities"), Stone Pine Investment Banking, LLC and its affiliates (collectively, "Stone Pine") and Consolidated Capital of North America, Inc. ("Consolidated") (Stone Pine and Consolidated collectively, the "Companies"), on the following terms and conditions:

         WHEREAS, RDB arranged for the purchase by certain entities (the "Buyers") of $2 million shares of Series C Preferred Shares of Consolidated (the "Stock Purchase"); and

         WHEREAS, the Stock Purchase was consummated on March 10, 1998; and

         WHEREAS, the Companies, as compensation for the services of RDB, have agreed to pay to RDB the sum of $120,000.00 (the "Finder's Fee");

         WHEREAS, RDB desires to enter into this Agreement in order to induce and facilitate the payment of the Finder's Fee.

         NOW THEREFORE, for full and adequate consideration, the sufficiency of which is hereby acknowledged by the RDB Entities and the Companies, the parties hereby agree as follows:

1. As full and final payment for all outstanding sums owed to the RDB Entities, Consolidated shall pay $120,000.00 to the RDB Entities immediately upon execution of this Agreement.

2. The RDB Entities shall be solely responsible to pay the Buyer's representatives any fee payable to the Buyer's representatives and the Companies shall have no obligation to pay any fee to the Buyer or the Buyer's representatives.

3. By the execution of this Agreement, and subject to the receipt of the payment set forth in paragraph 1:

         The RDB Entities hereby release, remise and forever discharge the Companies, and the Companies' current and former shareholders, directors, officers, agents, members, managers, affiliates, attorneys and employees (all such persons and entities collectively, the "Recipients"), of and from any and all actions, suits, proceedings, controversies, claims and/or demands ("Claims") whatsoever, so that the RDB Entities shall not have any claim on or against the Companies or the Recipients, directly or indirectly, arising from or relating to the Stock Purchase or the Finder's Fee.
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4.       This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns, and shall enure to the benefit of the parties hereto and their respective heirs, successors and assigns.

5. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes and replaces all negotiations and all proposed agreements whether oral or written, between the parties relating to the subject matter of this Agreement.

6. THIS AGREEMENT AND ANY CONTROVERSY WHICH MIGHT ARISE HEREFROM WILL IN ALL RESPECTS BE INTERPRETED, ENFORCED AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

                                 RDB CAPITAL ADVISORS, LLC


                                 By: /s/ Richard D. Bailey
                                     -------------------------------
                                     Richard D. Bailey
                                     Manager

                                 CONSOLIDATED CAPITAL OF
                                 NORTH AMERICA, INC.


                                 By:  /s/ Donald R. Jackson
                                      -------------------------------
                                      Donald R. Jackson
                                      Treasurer


                                 STONE PINE INVESTMENT BANKING, LLC


                                 By: /s/ Paul Bagley
                                     ---------------------------------
                                     Paul Bagley:
                                     Manager